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                                                                    Exhibit 99.1

      Certification of Chief Executive Officer and Chief Financial Officer
           Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certifies that, to his or her knowledge, (i) the Form 10-QSB filed by United Financial, Inc. (the "Issuer") for the quarter ended March 31, 2003, fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

A signed original of this written statement required by Section 906 has been provided to United Financial, Inc. and will be retained by United Financial, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date:  May 15, 2003                         /s/ William M. Griffith, Jr
                                          -------------------------------------
                                          William M. Griffith, Jr.
                                          President & Chief Executive Officer


Date:  May 15, 2003                         /s/ William E. Swing, Jr
                                          -------------------------------------
                                          William E. Swing, Jr.
                                          Senior Vice President
                                          Chief Financial Officer